                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934


            DATE OF REPORT                           COMMISSION FILE NUMBER
          SEPTEMBER 18, 1998                                0-21943
     (Date of earliest event reported)

                              - - - - - - - - - - - - -

                              FOUR MEDIA COMPANY
            (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                        95-4599440
      (State or other jurisdiction                       (I.R.S. Employer
      of incorporation or organization)                 Identification No.)


          2813 WEST ALAMEDA AVENUE
             BURBANK, CALIFORNIA                                91505
     (Address of principal executive offices)                (Zip code)


        Registrant's telephone number including area code: 818-840-7000


                                 Not applicable
         (Former name and former address, if changed since last report)

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

          On September 18, 1998, Four Media Company ("4MC") acquired all the outstanding shares of capital stock of MSCL, Inc. d/b/a Encore ("Encore") and the real estate occupied by Encore, in a transaction valued at approximately $68.6 million. Included in the transaction was $11.2 million for the purchase of real estate beneficially owned by the shareholders of Encore and $2.4 million for the intended exercise of purchase options on other real estate occupied by Encore.

          The aggregate cash consideration was $66.1 million less repayment of debt of $26.2 million and less assumption of debt of $2.3 million. In addition, 486,486 shares of Four Media Company common stock were issued to Encore shareholders. The purchase price was determined by arm's length negotiations between 4MC and the shareholders, none of whom had any material relationship with 4MC or any of its affiliates.

          Encore provides a variety of technical and creative services to its entertainment and commercial television customers. 4MC intends to conduct the Encore business in a substantially similar manner as was conducted by Encore.

          In connection with the acquisition, 4MC entered into employment agreements with Larry Chernoff, Stephen McCoy, Charles Chubak, Robert Solomon, Paul Norling and Douglas Walker.


Item 7.  Financial Statements and Exhibits.
         ----------------------------------

         (a) Financial Statements of Business Acquired.  It is impractical to
             ------------------------------------------
provide the required financial statements for Encore at this time. 4MC intends to file the required financial statements as soon as possible, but not later than 60 days after the date this Form 8-K is required to be filed.

         (b) Pro Forma Financial Information.  It is impractical to provide the
             --------------------------------
required pro forma financial information at this time. 4MC intends to file the required pro forma financial information as soon as possible but not later than 60 days after the date this Form 8-K is required to be filed.

         (c) Exhibits.
             ---------

          10.1  Stock Purchase Agreement by and among 4MC, MSCL, Inc., Charles
                H. Chubak and Patricia A. Chubak, Trustees of the Chubak Family Trust dated January 10, 1992, John S. McCoy and Elaine L. McCoy, Trustees of the McCoy Family Trust dated November 11, 1991, Larry E. Chernoff and Deborah H. Chernoff, Trustees of the Chernoff Family Trust dated October 31, 1991, Robert Solomon and Pamela Solomon, Trustees of the Solomon Family Trust dated January 23, 1997, Paul Norling and Douglas Walker who are the shareholders of MSCL, Inc dated September 15, 1998 (without exhibits or schedules).

          10.2 Agreement of Purchase and Sale and Escrow Instructions between John S. McCoy and Elaine L. McCoy Trustees of the McCoy Family Trust dated November 11, 1991, Larry E. Chernoff and Deborah H. Chernoff, Trustees of the Chernoff Family Trust dated October 31, 1991, Charles H. Chubak and Patricia A. Chubak, Trustees of the Chubak Family Trust dated January 10, 1992, Robert Solomon and Pamela Solomon, Trustees of the Solomon Family Trust dated January 23, 1997, collectively, as Sellers, and Four Media Company, a Delaware Corporation, as Purchaser dated September 10, 1998.

          10.3 Employment Agreement dated as of September 18, 1998 between Four Media Company, a Delaware corporation, and Lawrence Chernoff.

          10.4 Employment Agreement dated as of September 18, 1998 between Four Media Company, a Delaware corporation, and Robert Solomon.

          10.5 Employment Agreement dated as of September 18, 1998 between Four Media Company, a Delaware corporation, and Charles Chubak.

          10.6 Employment Agreement dated as of September 18, 1998 between Four Media Company, a Delaware corporation, and John Stephen McCoy.


                             SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:  October 5, 1998
                                  FOUR MEDIA COMPANY



                                  By: /s/ Alan S. Unger
                                      ---------------------------
                                      Alan S. Unger
                                      Vice President and Chief Financial Officer